Exhibit 5.1

MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP

ATTORNEYS AT LAW

1617 JOHN F. KENNEDY BOULEVARD

SUITE 1500

PHILADELPHIA, PA 19103-1815

(215) 557-2900

FACSIMILE (215) 557-2990/2991

WILLIAM M. SHIELDS

Direct Dial: (215) 557-2943

wshields@mdmc-law.com

June 29, 2007

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010

Re:	Issuance of shares of common stock of Bryn Mawr Bank Corporation in connection with Bryn Mawr Bank Corporation’s 401(k) Plan

Ladies and Gentlemen:

We have acted as counsel to Bryn Mawr Bank Corporation, a Pennsylvania business corporation (“BMBC”) in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the offering of up to 300,000 shares (the “Shares”) of BMBC common stock, par value $1.00 per share (the “Common Stock”) pursuant to BMBC’s 401(k) Plan (the “Plan”). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

We have reviewed the documents authorizing, creating and constituting the Plan and such other corporate documents, records and matters as we considered necessary and appropriate to give this opinion. We are of the opinion that authorized but not previously issued common shares that may be issued under the Plan have been validly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

MCELROY, DEUTSCH , MULVANEY & CARPENTER, LLP

Bryn Mawr Bank Corporation

June 29, 2007

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in factors or any other matters that hereafter might occur or be brought to our attention.

McElroy, Deutsch, Mulvaney & Carpenter, LLP

By:	/s/ William M. Shields
William M. Shields

WMS:tmm